                                                                   EXHIBIT 10.20

                           Agreement No.: PDD-CATV-93
                          Effective Date: March 1, 1993




                            AGREEMENT FOR ATTACHMENTS
                 OF CABLES, AMPLIFIERS, AND ASSOCIATED EQUIPMENT
                  FOR THE PROVISION OF CABLE TELEVISION SERVICE


                                 by and between


                  MONTGOMERY CABLEVISION & ENTERTAINMENT, INC.


                                       and


                              ALABAMA POWER COMPANY

                                      INDEX


PARAGRAPH               SUBJECT


      1              Purpose of Agreement
      2              Pre-Attachment Field Inspections by Licensee
      3              Permission to Attach - Modifications not Required
      4              Modifications to Accommodate Licensee's Facilities
      5              Coordination with Joint Use Attachments
      6              Coordination with Attachments of Other Cable Television
                          Companies
      7              Licensee's Construction Requirements
      8              Licensee's Responsibility - Knowledge and Understanding
                          of CODE and Licensor's Requirements
      9              Inspections by Licensor
      10             Licensor's Right to Exclude Specific Poles from
                          Attachment by Licensee
      11             Poles Attached by More Than One Party
      12             Pre-Construction Notifications Provided by Licensor
      13             Transfers of Licensee's Attachments
      14             Non-Reimbursed Reconstruction of Pole Lines
      15             Indemnification of Licensor for Interruption of Service
      16             Licensee's Right-of-Way Requirements
      17             Annual Attachment Rental Rates
      18             Periodic Field Counts of Poles Attached
      19             Rental Payments
      20             Damage to Licensor's Facilities Caused by Licensee
      21             Responsibilities Associated with Licensee's Work on
                          Poles of the Licensor
      22             Indemnification of Licensor
      23             Licensee's Insurance Requirements
      24             Abandonment of Poles by Licensor
      25             Default of the Agreement
      26             Failure to Pay Fees
      27             Waiver of Terms
      28             Rights of Other Parties
      29             Assignment of the Agreement
      30             Rights of the Licensee
      31             Term of the Agreement
      32             Licensee's Bond Requirements
      33             Status of Previous Agreements
      34             Unenforceable Provisions
      35             Cumulative Remedies

                            AGREEMENT FOR ATTACHMENTS
                 OF CABLES, AMPLIFIERS AND ASSOCIATED EQUIPMENT
                  FOR THE PROVISION OF CABLE TELEVISION SERVICE

      THIS AGREEMENT, effective as of March 1, 1993 and made by and between Alabama Power Company, an Alabama corporation (hereinafter called "Licensor"), and Montgomery Cablevision & Entertainment, Inc. (hereinafter called "Licensee").

                               W I T N E S S E T H

      WHEREAS, Licensee proposes to furnish cable television service to residents of a the State of Alabama within the service area of Licensor, and desires to erect and maintain aerial cables, wires and associated appliances throughout the area Licensee proposes to serve, and further desires to attach certain of such cables, wires and appliances to poles of Licensor; and

      WHEREAS, Licensor is willing to permit, to the extent that it may do so lawfully and consistent with its mortgage or indenture, the attachment of said cables, wires and appliances to its poles if, in its judgment, such use will not interfere with its own service requirements, including considerations of economy and safety, and if Licensor is protected and indemnified against all costs and liabilities to it arising from such use.

      NOW THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, the parties hereto agree as follows:

      1. Licensor hereby agrees to permit Licensee to attach cables, wires, and associated appliances to poles of Licensor in accordance with the terms and conditions hereof. Attachment to distribution poles of Licensor may be made in accordance with the provisions of Paragraphs 2-6 below. Attachment to transmission poles of Licensor is expressly prohibited except for those poles for which Licensee has obtained prior written permission of Licensor to attach. For purposes of this Agreement, a transmission pole is one on which an electric power line having voltage higher than 35 kV is attached. If the electric line is 35kV or lower, it is a distribution line. All attachments made by Licensee shall be made and maintained at Licensee's sole expense.

      2. Before making attachment to any distribution pole or poles of Licensor, Licensee shall make a complete and thorough field inspection of each pole to which facilities of Licensee are to be attached and shall determine whether modifications of Licensor's facilities (including without limitation rearrangements of facilities on existing poles or replacement of existing poles for additional height) are required to accommodate the attachment of facilities by Licensee in compliance with the terms of the current revision of the National Electrical Safety Code (CODE) and in compliance with the requirements contained herein.

      3. For distribution poles for which the said inspection has identified no required modifications of Licensor's poles or facilities to enable Licensee's attachments to be made in compliance with the terms of the CODE and the requirements contained herein, Licensee may proceed with attaching its facilities to such poles.

      4. In cases where Licensee desires to make attachments on specific distribution poles of Licensor which have been determined by field inspection to have insufficient space to support Licensee's attachments in compliance with the CODE and the requirements contained herein, Licensee shall notify Licensor in writing of the need for and nature of modifications necessary to accommodate the attachments and Licensee shall not make attachment(s) until the necessary modifications have been completed. Licensor will subsequently notify Licensee of the estimated cost of such modifications, and, if Licensee still desires to make the proposed attachments, it shall authorize Licensor to make the necessary modifications, and it shall reimburse Licensor, on demand, for all cost incurred by Licensor in making such modifications. Costs to be reimbursed by Licensee shall include but not be limited to all those incurred by Licensor in connection with transferring or rearranging facilities, replacing poles for additional height, installing additional poles and additional guying to accommodate the attachments of Licensee. Additionally, Licensee will, on demand, reimburse the owner or owners of any other facilities attached to said poles for any expense incurred by it or them in transferring or rearranging said facilities.

      5. Licensor is a party to joint use agreements with various telephone companies throughout its service area. Distribution poles used jointly by Licensor and any telephone company under one of the joint use agreements are referred to as joint use poles. On joint use poles, each joint use party is allocated certain pole space. Generally, this allocated pole space is defined for each party as follows:

      a. Licensor is allocated exclusive use of eight and one-half (8-1/2) feet of space, measured downward from the top of the pole.

      b. The telephone company is allocated the exclusive use of two and one-half (2-1/2) feet of space, measured upward from the lowest point of attachment on the pole which is required to provide at all times CODE minimum clearance above ground for the telephone company's cables and facilities.

      Licensee's cable attachment shall be mounted a minimum of one (1) foot above the uppermost telephone cable. At times there may not be sufficient usable space on a joint use pole for Licensee to place its attachments outside the space allocated exclusively for use by either Licensor or the telephone company. In no event shall Licensee place its attachments within such space on the pole without proper permission of the party which has been allocated the space. If such permission is granted to Licensee by either joint use party (Licensor or the telephone company), and at some later date the party to which the space is allocated needs to utilize the space occupied by Licensee's attachment, Licensee shall remove its attachment or pay Licensor to replace such pole with a taller pole in order to provide space for Licensee.

      6. At times, there may be locations where two or more cable television companies are attached or desire to attach to the same poles of the Licensor. Such poles may or may not be attached by a telephone company. When such cases occur, communication and coordination among all parties (the Licensor, the telephone company, and each cable television company) is essential for the maintenance of sound engineering and construction standards and for the fair allocation of costs. Generally, it is the intent of the

Licensor that the first cable television company having facilities on poles of the Licensor shall have those facilities located in the first position immediately above the telephone company's attachment or its allocated space. A cable television company placing an attachment on Licensor's poles which is already attached by another cable television company shall place its attachment in the next position directly above the first company's attachment. Attachments by the second cable television company may require rearrangement of the existing attachments of the other cable television company, the telephone company, or the Licensor. In such cases, the party whose attachment creates the requirement for rearrangement shall reimburse the other parties for their cost of such rearrangement. In the event that pole replacement for additional height is required under these conditions, the total cost for the pole replacement will be billed by the Licensor to and paid by the party whose attachment created the requirement for the replacement.

      7. Drawings marked Exhibit A, sheets 1 through 8 inclusive, attached hereto and made a part hereof, are descriptive of required construction under typical conditions, and are to serve as construction guides for Licensee. Such drawings may be superseded, amended, or added to from time to time as may be required by Licensor. The provision of such drawings does not constitute any undertaking by Licensor to direct, supervise, control, or inspect the performance of any work by Licensee of anyone performing such work for Licensee.

      Licensee expressly warrants that each and every pole attachment shall be erected and maintained in a safe condition, in thorough repair, and in a manner satisfactory to Licensor. Licensee further warrants that all facilities and attachments of Licensee shall at all times be in strict compliance with all requirements of the CODE, with the requirements of this agreement, and with all applicable statutes, regulations, ordinances, rules or orders issued by any authority having jurisdiction. Licensee expressly binds itself to indemnify and hold harmless Licensor from and against any and all claims, demands, suits, fines, judgments and actions of any kind or nature presented or brought for any claim or liability arising from or based on the violation of the CODE or any such statute, regulation, ordinance, rule or order or requirement of this Agreement on the part of Licensee, its agents, servants, contractors or subcontractors.

      8. Licensee shall be responsible for knowing and understanding the requirements of the CODE and the requirements of this Agreement and for conducting the required field inspections of poles prior to making attachments to identify where modifications are required. Failure to strictly comply with the CODE and the requirements of this Agreement by Licensee shall constitute a default of this Agreement and may result in cancellation of this Agreement.

      9. Licensor shall have the right, but shall not be obligated, to inspect each attachment made by Licensee on its poles subsequent to the date of this Agreement and to make special inspections of any of Licensee's attachments for the specific purpose of identifying violations of CODE minimum provisions and Licensor's requirements by Licensee's facilities. If, in the opinion of the Licensor, the Licensee is not committed to strict compliance with the CODE and the Licensor's requirements, the Licensor may provide prior notice to the Licensee of such special inspections, the Licensee may have its representative accompany and participate in such special inspections, and the

Licensee shall, on demand, reimburse Licensor for its expense of such special inspections; provided, however, that Licensor shall not bill Licensee for that portion of any inspection devoted specifically to Licensor's facilities during any such inspection. Licensor's right to make inspections and any other inspection made pursuant to such right shall not relieve Licensee of any responsibility, obligation, or liability imposed by law or assumed under this Agreement.

      10. Licensor reserves the right to identify specific poles which are required for its sole use and for which attachment by the Licensee is prohibited.

      11. Licensee shall comply with all rules and procedures which are established by Licensor at any time during the term hereof which are applicable to the pole attachments of Licensee, including without limitation rules and procedures to implement and allocate modification billing and to provide for an orderly process of pole attachment in the event that Licensee and one or more other parties desire to attach the same poles.

      12. Licensor will endeavor to provide to Licensee such prior notification of planned new construction, re-construction or modification of pole lines as may be reasonable under the circumstances. However, the continuing practice of providing such notifications shall not constitute an obligation on the part of Licensor to provide such notifications. If Licensee desires that such new construction, re-construction, or modification include provisions for poles or pole height in addition to that required by Licensor in order to accommodate Licensee's attachments, Licensee shall be billed the estimated installed cost of additional poles, pole height, or other facilities which are required to accommodate Licensee's attachments. Such costs shall be determined solely by Licensor.

      13. Whenever Licensor has need to replace, for any reason, any of its poles to which facilities of Licensee are attached, Licensor shall have the right, but shall not in any way be obligated, to transfer the facilities of Licensee from the replaced pole(s) to the replacement pole(s). It is intended that transfers of Licensee's facilities by Licensor will be limited to cables and service drops which are attached to poles by tangent or dead-end type construction and for which the transfer can be accomplished without the requirement to cut or splice the cables or service drops. Down guys may also be transferred by Licensor, at its discretion.

      Licensor shall not be required to provide advance notification to Licensee for the transfer of Licensee's facilities by Licensor and such transfers may be performed by Licensor at its sole discretion.

      Licensee shall pay, on demand, to Licensor $20.00 for each pole on which such transfer or transfers of facilities are made by Licensor during the initial year this Agreement is in effect. After the initial year of this Agreement, this fee may be reviewed annually and may be adjusted upward or downward to more accurately reflect Licensor's actual cost of making such transfers of facilities.

      Without limiting the foregoing provisions of this Paragraph 12, Licensee shall, at any time, at its own expense, within thirty (30) days of the date of written notice from Licensor, remove, relocate, replace or renew its facilities placed on said poles, or transfer them to substituted poles or perform any work in connection with said facilities that may be required by Licensor; provided, however, that in the event Licensee fails to so remove, relocate, replace, renew, or transfer its facilities within thirty (30) days of the date of such written notice, Licensor may itself or by contract with others remove, relocate, replace, renew, or transfer such facilities, and Licensee shall be liable for Licensor's cost and expenses incurred in performing such work.

      14. In the event a third party necessitates the reconstruction of an existing pole or pole line where there is no reimbursement of cost from such third party to Licensor, Licensor shall design the pole or pole line in the new location to meet Licensor's needs, and any requirements of Licensee for intermediate poles or for extra pole height shall be treated for billing purposes as if the pole line construction were a new line.

      15. Licensor reserves to itself, its successors and assigns, the right to maintain its poles and to operate its facilities thereon in such manner as will best enable it to fulfill its own service requirements. Licensor shall not be liable to Licensee for any interruptions to service of Licensee or for interference, however caused, with the operation of the cables, wires and appliances of Licensee, arising in any manner out of the use of Licensor's poles hereunder, including any effects undesirable to Licensee which the presence, breakdown, operation, maintenance, alterations of, or additions to, the lines and other facilities of Licensor or those jointly using Licensor's poles may have upon the attachments or the transmission of Licensee, even if the cause of such effects may be attributable in whole or in part to negligence (including, without being limited to, Licensor's contributory, joint, concurring, active and passive negligence) on the part of Licensor or its agents.

      16. Licensee shall, before making attachment to Licensor's poles, secure any required permission or consent from federal, state, county, or municipal authorities, or from owners of property upon which the poles may be located to erect and maintain Licensee's facilities thereon. Licensee shall not infer any such authority to erect and maintain its facilities on poles of the Licensor from its pole attachment agreement or from the easements secured from authorities or property owners by the Licensor to erect and maintain its facilities.

      17. Licensee shall pay to Licensor, for attachments to poles under this Agreement, annual pole attachment rental rates for each twelve month period from July 1 through June 30 of each year (the "Annual Rental Year") during the term hereof, as calculated in accordance with the formula and set forth in Exhibit B. Such rates are the product of negotiations on the part of Licensor and the Alabama Cable Television Association. In executing this Agreement, Licensor and Licensee agree that both Licensor and Licensee shall be bound by these negotiated rates through the term of this Agreement.

      18. The number of attachments for which Licensee will pay rental to Licensor will be determined by actual count. Licensor reserves the right to perform the field count with its employees or to contract the performance of the field count to an outside party. Licensee will be notified and given the opportunity to accompany Licensor or its contractor and to participate in the field count. Licensee shall have the option of participating in the field count by providing one half (1/2) of the personnel effort required to accomplish the count or by paying one half (1/2) the total cost of performing the count, such cost to be determined by the Licensor. If the Licensee elects not to have its personnel participate in the actual field count, it shall so notify Licensor in writing and it shall provide a written statement of its intent to accept the field count results as found by the Licensor. Licensee shall provide such written notification and statement prior to the scheduled beginning date of the field count.

      A field count will be performed each third year or, if the Licensee and the Licensor mutually desire and agree, field counts may be performed at other intervals. The year of the first field count to be performed under this provision will be determined by Licensor but will occur during the first three
(3) years after the effective date of this Agreement. For Rental Years for which no actual field count is performed, the number of attachments will be estimated by Licensor, and such estimates will be based on previous counts or existing records. Upon the performance of an actual field count of pole attachments subsequent to Rental Years for which the number of attachments were estimated, adjustments will be made, if appropriate, to the rental amounts for those Rental Years for which the number of attachments were estimated. Such adjustments will be calculated by assuming that any variation in the number of attachments resulting from the field counts as compared to estimates occurred uniformly over the period of time between actual field counts. No interest or penalties shall apply to either party for under-payment or over-payment of rental which may result from the estimation of number of attachments.

      As an alternative to performance of the actual field count described herein, the parties may, if mutually agreeable, determine the number of attachments from existing maps and/or attachment records provided that such maps or records exist and provided that each party agrees that results with reasonable accuracy can be achieved. If this method is selected, any maps and/or records belonging to one of the parties and utilized to count attachments shall be made accessible to the other party and the number of attachments shall be determined through a mutual and cooperative effort of both parties. The results of attachment counts performed in this manner shall be treated, for rental purposes, as if the results were achieved by an actual field count.

      For the purpose of rental calculation, the effective date for new attachments and removals of existing attachments shall be July 1 following the actual date of installation or removal.

      19. Invoices for the annual rental amount for the next Rental Year will be provided to Licensee on or before June 30 of each year. The annual rental to be billed on each such invoice shall be determined by multiplying the appropriate annual rental rate for that Rental Year as described in paragraph 17 above by the number of poles attached as determined by actual field count or by estimation procedures described in paragraph 18 above. Payment of invoice amounts shall be due upon receipt of the invoice and those not paid within thirty (30) days after receipt shall be subject to interest at a rate equal to the prime interest rate of AmSouth Bank N.A. on the last day of the month immediately preceding the month in which the invoice becomes delinquent. If for any reason, attachments for which rental is paid in advance hereunder cease to exist or cease to be the property of Licensee, no portion of said rental shall be refundable.

      20. In conducting its operations under this Agreement, Licensee shall strive to avoid causing damage to facilities of Licensor or other parties attached to poles of Licensor, and Licensee hereby assumes responsibility for such damage caused by it. Licensee shall make an immediate report to the Licensor or to the other party in the event that such damage occurs and the Licensee hereby agrees to reimburse the Licensor or other party for the expense of making repairs.

      21. With respect to the attachment of its lines and facilities to Licensor's poles or other work undertaken by Licensee pursuant to this Agreement, Licensee shall be solely responsible for insuring that all work is performed in accordance with the requirements of this Agreement, and Licensor shall not exercise any control over the manner in which such work is performed. Licensee shall not cause or permit any person, other than an experienced workman who knows and appreciates the character of electricity and the danger of working in proximity to wires and other electric distribution facilities which are or may be energized with electricity at the various voltages used in supplying electricity for public use, to climb any pole or to work upon any of Licensee's equipment attached to any pole belonging to Licensor; and, as to any such person as may be authorized or permitted by Licensee to climb any such pole or do any such work, it shall not be Licensor's responsibility to warn him of the danger involved in working or being close to Licensor's wires and facilities, nor to provide supervision over the work being done by such person at any time.

      22. The use of Licensor's poles as provided for in this Agreement is not for the benefit of Licensor, rather it is solely for the benefit of Licensee in carrying on its business of supplying television antenna cable service; and it is understood that the hazards of electricity transmitted at voltages necessary for public use over Licensor's facilities may be increased by the existence of Licensee's facilities which will be attached to Licensor's poles; and, this Agreement is entered into with the explicit understanding that Licensee assumes sole responsibility for all injuries and damages arising, or claimed to have arisen, by, through or as a result of its facilities attached to Licensor's poles, or attached to the poles belonging to others to which Licensor's facilities are then attached, even though Licensor's electric facilities may have caused or contributed to such injuries and damages.

      Accordingly, without limiting the effect of the provision of the immediately preceding paragraph, Licensee expressly agrees to indemnify, defend and save harmless Licensor from all claims, demands, actions, judgments, loss, costs, and expenses arising or claimed to have arisen by, through or as a result of Licensee's facilities attached to Licensor's poles or attached to the poles belonging to others to which Licensor's facilities are then attached, or as a result of Licensee's acts or omissions or the acts or omissions of Licensee's contractors and sub-contractors, if any, in respect to (a) damage to or loss of property, (b) injuries or death to persons (including but not limited to injury to or death of Licensor's or Licensee's employees or members of the public), (c) any and all interference with the service rendered by Licensee over its facilities including television and radio reception to customers or patrons of Licensee, (d) any interference with the television or radio reception of any person which may be occasioned by the installation or operation of Licensee's facilities, (e) the proximity of Licensee's facilities to the wires and other facilities of Licensor, (f) any claims upon Licensor for additional compensation for use of its distribution rights-of-way for an additional use, and (g) any injuries sustained and/or occupational diseases contacted by Licensee's employees and the employees of Licensee's contractors or subcontractors, if any, of such nature and arising under such circumstances as to create liability therefore by Licensee or Licensor under the Workmen Compensation Act and all amendments thereto of the state having jurisdiction thereof, including also all claims and causes of actions of any character which any such employees, the employers of such employees, and all persons or concerns claiming by, under or through them or either of them may have or claim to have against Licensor resulting from or in any manner growing out of any such injuries sustained or occupational diseases contacted. So far as it is reasonably possible, Licensor will provide sufficient notice to Licensee of any claim against Licensee to allow Licensee to perform an investigation, to prepare its defense, and to seek a negotiated settlement.

      23. Licensee shall carry insurance, to protect the parties hereto from and against any and all claims, demands, suits and judgments, and liabilities of every name and nature which may arise or result, directly or indirectly, from or in connection with Licensee's performance pursuant to this Agreement. Licensor shall be an "additional insured" on each insurance policy which provides such coverage. The amounts of such insurance against liability due to damage to or loss of property and to injury or death of persons as to any one occurrence shall be at least one million dollars ($1,000,000.00). Each such policy shall provide broad form contractual coverage. Licensee shall also carry such insurance as will protect it from all claims under any Workmen's Compensation Laws in effect that may be applicable to it, including employers liability coverage in an amount of at least one million dollars ($1,000,000) combined single limit. All insurance required shall be kept in force by Licensee for the entire term of this Agreement and the company or companies issuing such insurance shall be approved by Licensor. Licensee shall submit to Licensor certificates by each company insuring Licensee and Licensor to the effect that it has insured Licensee and Licensor for all liabilities of Licensee and Licensor arising under this Agreement and that it will not cancel, change, nor fail to renew any policy of insurance issued to Licensee except after thirty
(30) days' written notice to Licensor. It is understood that the provisions requiring Licensee to carry insurance shall not be construed as in any manner waiving or restricting the liability of Licensee as to any obligations imposed under this Agreement.

      24. If Licensor desires at any time to abandon any pole which is attached by Licensee, it shall give Licensee notice in writing to that effect at least sixty (60) days prior to the date on which it intends to abandon such pole. If at the expiration of such period, Licensor shall have no attachments on such pole but Licensee shall not have removed all of its attachments therefrom such pole shall thereupon become the property of Licensee, and Licensee shall save harmless Licensor from all obligation, liability, damage, costs, expenses or charges incurred thereafter, because of, or arising out of, the presence or condition of such pole or of any attachments thereon; and shall in addition pay Licensor a sum equal to the then value in place, as determined by the Licensor, of such abandoned pole or poles, or such other equitable sum as may be agreed upon between the parties.

      25. If Licensee shall fail to comply with any of the provisions of this agreement, or default in any of its obligations under this Agreement and shall fail within thirty (30) days after written notice from Licensor to correct such default or non-compliance, Licensor may, at its option, forthwith terminate this Agreement covering the poles as to which such default or non-compliance shall have occurred and remove such attachments of Licensee at Licensee's expense, and no liability therefor shall be incurred by Licensor because of such action or, alternatively, may at its option forbid new attachments to its poles by Licensee until such time as any failure to comply is corrected.

      26. Failure to pay fees, expenses or any other charges under this Agreement within thirty (30) days after presentation or on the specified payment date, whichever is later, shall constitute a default of this Agreement.

      27. Failure to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not constitute a general waiver or relinquishment of any such terms or conditions, but the same shall be and remain at all times in full force and effect.

      28. Nothing herein contained shall be construed as affecting the rights or privileges previously conferred by Licensor, by contract or otherwise, to others, not parties to this Agreement, to use any poles covered by this Agreement; and Licensor shall have the right to continue and extend such rights and privileges. The attachment privileges herein granted shall at all times be subject to such existing contracts and arrangements. The attachment privileges herein granted shall be non-exclusive and Licensor shall have the right at its sole discretion to grant attachment privileges of any sort to any person, firm or corporation.

      29. Licensee shall not assign, transfer or sublet any right or privilege, including the license to attach to Licensor's poles, hereby granted without the prior consent in writing of Licensor. Licensee agrees to pay an assignment fee of two hundred and fifty dollars ($250) for each Consent to Assignment prepared by Licensor, during the year in which this Agreement is executed. For subsequent years, the assignment fee shall be reviewed and, at the discretion of Licensor, revised to reflect Licensor's actual cost of preparing and executing each Consent to Assignment. Licensor may, at its option require execution of a new agreement in lieu of granting its consent for assigning, transferring or subletting any right, license, or privilege under this Agreement. Subject to the provisions of this paragraph, this Agreement shall extend to and bind the successors and assigns of the parties hereto.

      30. No use, however extended, of Licensor's poles under this Agreement shall create or vest in Licensee any ownership or property rights in said poles but Licensee's rights therein shall be and remain a mere license. Nothing herein contained shall be construed to compel Licensor to maintain any of said poles for a period longer than demanded by its own service requirements.

      31. This Agreement shall become effective upon the date stated above and shall continue in effect for a period of three years unless termination is mutually desirable and agreeable to both parties. Upon completion of the three year initial term, either party may terminate the Agreement by giving 90 days advance notice in writing of its intent to do so to the other party. So long as neither party provides notice of termination to the other party, the Agreement shall remain in full force and effect. Upon termination by either party, the Licensee shall remove its cables, wires, and appliances from all poles of the Licensor. If not so removed, the Licensor shall have the right to remove them at the cost and expense of the Licensee and without any liability therefor. However, if this Agreement is terminated pursuant to this paragraph or any other paragraph in this Agreement, the obligations of the Licensee under this Agreement shall remain in full force and effect until such time as Licensee's cables, wires, and appliances are removed from Licensor's poles.

      32. Licensee shall furnish a bond to guarantee the payment of any sums which may become due to Licensor under any of the provisions of this Agreement including pole rental, work performed for the benefit of Licensee, or the removal of attachments upon termination of this Agreement by any of its provisions in the amount as specified in the following schedule:

      Number of Attachments         Amounts of Coverage
      ---------------------         -------------------
               0 - 1000                    $10,000
            1001 - 1500                     15,000
            1501 - 2000                     20,000
            2001 - 2500                     25,000

          As the number of attachments exceed 2,500, the amount of coverage shall be increased by $5,000 for each additional 500 attachments. The minimum amount of coverage is $10,000 and the maximum is $100,000. For the purpose of determining the amount of coverage required, the number of attachments shall be the total number for which annual pole rental was billed at the beginning of the current Annual Rental Year.

      33. This Agreement supersedes all previous agreements, representations, and understandings between Licensor and Licensee for placement and maintenance of aerial cables, equipment and facilities of Licensee on poles of Licensor, and may not be modified except by a writing executed by an authorized representative of each party hereto. All attachments of Licensee currently installed on poles of Licensor shall be subject to the terms and conditions of this Agreement.

      34. Should any provision of this Agreement be held unenforceable by any court of competent jurisdiction, either party may terminate this Agreement upon thirty (30) days written notice to the other.

      35. The remedies reserved to Licensor in this Agreement are cumulative and shall be in addition to any other further remedies provided at law.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.



WITNESS:                               /s/ MONTGOMERY CABLEVISION &
                                       ENTERTAINMENT, INC.
                                                Licensee


/s/ Alice Jackson
-------------------------------
Title:  Office Manager


                                       By:/s/ R. Dean Rush
                                          -------------------------------
                                                Its:  Plant Manaer




WITNESS:                               ALABAMA POWER COMPANY


/s/ Robert M. Wright
-------------------------------
Title:  Staff Engineer


                                       By:/s/ R. E. Prater
                                          -------------------------------
                                                Its:  Manager - T & D Support

                              EXHIBIT A SHEETS 1-8

[DIAGRAMS OF DISTRIBUTION STANDARDS; JOINT USE - CATV AND TELEPHONE APPEAR HERE]

                                    EXHIBIT B

RATE FORMULA

Annual Pole    =  Net Investment    X   Carrying   X  Space Occupied by CATV
                                                      ----------------------
Rental Rate       per Pole              Charge              Usable Space

Where,
                            *
Net Investment =   Acct 364 X .85
Per Pole                 +                                            Total
                   Lightning Arr.        X    Net Dist. Inv.      /   Number
                   in Acct 368                ----------------        of Poles
                         +                    Gross Dist. Inv.        in Service
                   1/2 Pole Grounds
                   in Acct 365


                             **
Carrying = Cost of  +  Taxes +  Maintenance + Depreciation  + Administrative
Charge     Capital              Expense       Expense         Expense

and,                                                          ***

Cost of Capital = Authorized ROR on Net Investment
Taxes = Acct 408.1 + Acct 409.1 + Acct 410.1 + Acct 411.1 + Acct 411.4
        ---------------------------------------------------------------
                        Acct 101 - Acct 108

Maintenance =                       Acct 593
               ------------------------------------------------------------
Expense        Acct 364 + Acct 365 + Acct 369 (Net Dist Inv/Gross Dist Inv)

Depreciation = Depreciation Rate Acct 364 (Gross Dist Inv/Net Dist Inv)
Expense

Administrative = Acct 920 Through Acct 935 / (Acct 101 - Acct 108) Expense

Space Occupied by CATV = 1.0 Feet
Usable Space = 13.5 Feet

NOTES: Cost data used in above formula will be current data for previous calendar year.

*     15% Reduction for Non-Cable Related Appurtenances.
**    Expressed as a percentage of Net Plant Investment.
***   Includes Accumulated Deferred Tax Reserve at zero cost.